EXHIBIT 23
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 333-58139, 333-34867 and 333-34929 of Sentry Technology Corporation each on Form S-8 of our report dated March 9, 1999, appearing in this Annual Report on Form 10-K of Sentry Technology Corporation for the year ended December 31, 1998.


Jericho, New York
March 29, 1999